SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                    Date of Report
                    (Date of earliest
                    event reported):    January 20, 1999


                          Interstate Energy Corporation
             (Exact name of registrant as specified in its charter)


   Wisconsin                     1-9894                        39-1380265
(State or other              (Commission File                 (IRS Employer
jurisdiction of                  Number)                   Identification No.)
incorporation)


              222 West Washington Avenue, Madison, Wisconsin 53703 (Address of principal executive offices, including zip code)


                                 (608) 252-3311
                         (Registrant's telephone number)

Item 5.  Other Events.

         On January 20, 1999, the Board of Directors of Interstate Energy Corporation (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $.01 par value, of the Company (the "Common Shares"). The dividend is payable upon the close of business on February 22, 1999 to the shareowners of record on that date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $95.00 per Common Share (equivalent to $47.50 for each one-half of a Common Share), subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated January 20, 1999 (the "Rights Agreement"), between the Company and Firstar Bank Milwaukee, N. A., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company, an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership  of  15% or  more  of  the  outstanding  Common  Shares  (the  "Shares
Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share
certificates   outstanding   as  of  the  Record  Date,  by  such  Common  Share
certificate.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. No less than two Rights, and only integral multiples of two Rights, may be exercised at any one time by any holder of Rights. The Rights will expire on January 20, 2009 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Plan is amended, in each case as described below.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares; (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares; or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event that any person becomes an Acquiring Person (a "Flip-In Event"), holders of Rights will thereafter generally have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

         In the event that, at any time following the Shares  Acquisition  Date,
(i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that holders of Rights will (subject to the limitations set forth in the Rights Agreement) thereafter have the right to receive, upon the exercise thereof at the then current
Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu of fractional Common Shares equal to one-half of a Common Share or less, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share, which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares.

         The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

         At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the

"Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Other than provisions relating to certain of the principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. The Rights may also be amended to extend the expiration date thereof.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareowner of the Company, including, without limitation, the right to vote or to receive dividends.

         As of January 14, 1999, there were 77,630,043 Common Shares issued and outstanding (and 7,156,820 Common Shares reserved for issuance (exclusive of shares reserved for issuance pursuant to the Company's Rights Agreement, dated February 22, 1989)). Each outstanding Common Share on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at $.001 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareowner value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect shareowners and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareowners.

         The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Right Certificate, is attached hereto as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits. The following exhibit is being filed herewith:

                  (4.1) Rights Agreement,  dated as of January 20, 1999, between
                        Interstate Energy Corporation and Firstar Bank Milwaukee, N. A. [Incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A of Interstate Energy Corporation dated as of January 20, 1999 (Commission File No. 1-9894)]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERSTATE ENERGY CORPORATION



Date:  January 20, 1999                By: /s/Edward M. Gleason
                                          -----------------------------
                                          Edward M. Gleason
                                          Vice President, Treasurer and
                                          Corporate Secretary

                          INTERSTATE ENERGY CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                             Dated January 20, 1999


Exhibit
Number

(4.1) Rights Agreement, dated as of January 20, 1999, between Interstate Energy Corporation and Firstar Bank Milwaukee, N. A. [Incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A of Interstate Energy Corporation, dated as of January 20, 1999 (Commission File No. 1-9894)]